EXHIBIT 10.37
TANDY BRANDS ACCESSORIES, INC.
FISCAL 2013 COMPENSATION SUMMARIES

The Company's Board of Directors approved the following base salaries for certain of the Company’s executive officers for fiscal 2013.

FISCAL 2013 EXECUTIVE OFFICER COMPENSATION
Executive Officer	Base Salary
N. Roderick McGeachy, III Chairman of the Board, President and Chief Executive Officer	$360,000	*
Robert J. McCarten Executive Vice President - Sales & Merchandising - Gifts	$260,000	*
Chuck Talley Chief Financial Officer and Corporate Vice President	$200,000

*  As previously reported, on August 28, 2012, the Company’s Board of Directors authorized the payment of retention bonuses to each of Mr. McGeachy and Mr. McCarten in the amount of $75,000 and $50,000, respectively.  These retention bonuses are subject to a prorata clawback if the executive voluntarily terminates employment within 18 months of the payment of such bonus.

The Company's Board of Directors also previously approved the following compensation for non-employee directors for fiscal 2013.

FISCAL 2013 NON-EMPLOYEE DIRECTOR COMPENSATION
Annual Retainer:	Shares of Restricted Stock:***
Board Member - $43,000	Continuing Board Member – 3,000 shares

Additional Annual Retainers:	New Board Member – 4,060 shares
Lead Independent Director - $10,000	Non-Employee Chairman of the Board – 4,200 shares
Audit Committee Chair – $7,500	One-Time Grant – 5,000 shares to each non-employee director
Compensation Committee Chair - $7,500

***  Awards pursuant to the Company's 2002 Omnibus Plan.  Restricted stock awards, when combined with the one-time grant, were issued effective July 1, 2012.